UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 1, 2013

NetSpend Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34915	20-2306550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Suite 1300, Austin, Texas	78701-2582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(512) 532-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 1, 2013, Total System Services, Inc. (“TSYS” or “Parent”) completed its previously announced acquisition of NetSpend Holdings, Inc. (the “Company” or “NetSpend”). Pursuant to an Agreement and Plan of Merger, dated as of February 19, 2013 (as amended on May 29, 2013, the “Merger Agreement”), by and among the NetSpend, Parent and General Merger Sub, Inc. (“Sub”), Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent (the “Surviving Corporation”). As a result of the Merger:

•                  each share of the Company common stock (“Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (other than any dissenting shares, treasury shares, or shares held by the Company, Parent or Sub and their respective subsidiaries) was cancelled and retired and converted into the right to receive $16.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”);

•                  each share of the Company’s Series A Convertible Preferred Stock (“Preferred Stock”) issued and outstanding immediately prior to the effective time of the Merger was cancelled and retired and converted into the right to receive $160.00 in cash, without interest and less any applicable withholding taxes;

•                  each outstanding option to purchase Common Stock (x) that was vested at or prior to the effective time of the Merger (a “Vested Option”), was canceled in exchange for the right to receive a cash payment equal to the product of (i) the number of shares of Common Stock subject to such Vested Option immediately prior to the effective time of the Merger and (ii) the excess, if any, of the Merger Consideration over the per share exercise price of such Vested Option, (y) that is subject to a time based vesting condition and is unvested as of the effective time of the Merger (an “Unvested Option”), was assumed by Parent and converted into an option to acquire 0.6709 shares of Parent common stock and will continue to be governed by the same material terms and conditions as were applicable immediately prior to the effective time of the Merger to the Unvested Option from which it was converted, and (z) any option that is not vested and is subject solely to a performance based vesting condition which performance condition had not been satisfied at or prior to the effective time of the Merger was cancelled without payment as of the effective time of the Merger. Notwithstanding the foregoing, Parent and the Company have agreed to accelerate the vesting of Unvested Options held by certain holders, and as a result, at the effective time of the Merger, such options will be converted into the right to receive a cash payment equal to the product of (i) the number of shares of Common Stock subject to such Unvested Option immediately prior to the effective time of the Merger and (ii) a sum equal to the Merger Consideration less the exercise price of the Unvested Option;

•                  each time-based share of restricted stock granted by the Company that was unvested and outstanding immediately prior to the effective time of the Merger (a “Time-Based Unvested Restricted Share”) was converted into a right to acquire 0.6709 shares of Parent common stock (each, a “Converted Restricted Share”).  The Converted Restricted Shares will continue to be governed by the same material terms and conditions as were applicable immediately prior to the effective time of the Merger to the Time-Based Unvested Restricted Share from which it was converted; and

•                  each performance-based share of restricted stock granted by the Company that was unvested and outstanding immediately prior to the effective time of the Merger (a “Performance-Based Unvested Restricted Share”) was modified to substitute a time-based vesting condition, except with respect to (i) certain Performance-Based Unvested Restricted Shares held by certain holders which are now subject to revised performance based vesting conditions and (ii) certain Performance-Based Unvested Restricted Shares held by certain holders which were forfeited. Notwithstanding the foregoing, Parent and the Company agreed to accelerate the vesting of both Time-Based and Performance-Based Unvested Restricted Shares held by certain holders, and as a result, at the effective time of the Merger, such unvested restricted shares were canceled and terminated in exchange for the right to receive a cash payment equal to the product of (i) the number of shares of Common Stock subject to such unvested restricted share immediately prior to the effective time of the Merger and (ii) the Merger Consideration.

The total amount of funds necessary to pay the consideration under the Merger Agreement was approximately $1.4 billion.

The foregoing summary of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement and the First Amendment to Agreement and Plan of Merger, which were attached as Exhibit 2.1 to NetSpend’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2013 and Exhibit 2.1 to NetSpend’s Current Report on Form 8-K filed with the SEC on May 29, 2013, respectively.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, pursuant to a written request submitted by the Company on July 1, 2013, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) of the completion of the Merger and requested (i) that NASDAQ cease trading of the Common Stock and suspend the listing of the Common Stock as of July 1, 2013 and (ii) that NASDAQ file with the SEC an application on Form 25 to delist and deregister the Common Stock. After the Form 25 becomes effective, which will occur ten days after its filing, the Surviving Corporation intends to file with the SEC a certification on Form 15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requesting the deregistration of the Common Stock and the suspension of the Surviving Corporation’s reporting obligations under Section 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information required by Item 3.03 is contained in Items 2.01 and 5.03 of this Current Report on Form 8-K and incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information required by Item 5.01 is contained in Items 2.01 and 5.02 of this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and at the Effective Time, each of the directors of the Company, except Daniel R. Henry, resigned from the board of directors of the Company, each of its direct and indirect subsidiaries, if any, and from all board committees of which they were members. Pursuant to the Merger Agreement, at the Effective Time, the members of the board of directors of Sub immediately prior to the Effective Time became the directors of the Surviving Corporation, and immediately after the Effective Time, Parent removed the members of the board of directors of the Surviving Corporation and replaced them with Daniel R. Henry and Charles J. Harris.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of Sub as in effect immediately prior to the Effective Time became the certificate of incorporation of the Surviving Corporation, except that at the Effective Time the certificate of incorporation of the Surviving Corporation was amended and restated so that the name of the Surviving Corporation is “NetSpend Holdings, Inc.”Additionally, at the Effective Time, the bylaws of Sub as in effect immediately prior to the Effective Time, became the bylaws of the Surviving Corporation.

The amended and restated certificate of incorporation of the Surviving Corporation and the Surviving Corporation’s amended bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 8.01. Other Events.

On July 1, 2013, the Surviving Corporation and Parent issued a joint press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of NetSpend Holdings, Inc.

3.2	Amended and Restated Bylaws of NetSpend Holdings, Inc.

99.1	Joint Press Release of NetSpend Holdings, Inc. and Total System Services, Inc. dated July 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSPEND HOLDINGS, INC.

Date: July 1, 2013	By:	/s/ Daniel R. Henry
Daniel R. Henry
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Certificate of Incorporation of NetSpend Holdings, Inc.

3.2	Amended and Restated Bylaws of NetSpend Holdings, Inc.

99.1	Joint Press Release of NetSpend Holdings, Inc. and Total System Services, Inc. dated July 1, 2013.